787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

April 28, 2025

Seasons Series Trust

SunAmerica Series Trust

21650 Oxnard Street, 10th Floor

Woodland Hills, California 91367

Ladies and Gentlemen:

Seasons Series Trust (“SST”) and SunAmerica Series Trust (“SAST”), each a Massachusetts business trust, on behalf of each of their segregated portfolios of assets (“series”) listed on Schedule A attached hereto,1 have requested our opinion as to certain federal income tax consequences of each Acquiring Portfolio’s proposed acquisition of the corresponding Target Portfolio pursuant to an Agreement and Plan of Reorganization dated April 21, 2025 (the “Plan”). Each Plan contemplates the Acquiring Portfolio’s acquisition of all the assets of the corresponding Target Portfolio (“Assets”) in exchange solely for shares in the Acquiring Portfolio (“Acquiring Portfolio Shares”) and the Acquiring Portfolio’s assumption of all liabilities of the Target Portfolio (“Assumed Liabilities”), followed by the Target Portfolio’s distribution of those Acquiring Portfolio Shares pro rata to its shareholders in liquidation thereof (all the foregoing transactions involving an Acquiring Portfolio and the corresponding Target Portfolio being referred to herein collectively as a “Reorganization”). This opinion is being delivered pursuant to Section 8.6 of the Plan.

We have reviewed such documents and materials as we have considered necessary for the purpose of rendering this opinion. In rendering this opinion, we have assumed that such documents as yet unexecuted will, when executed, conform in all material respects to the proposed forms of such documents that we have examined. In addition, we have assumed the genuineness of all signatures, the capacity of each party executing a document to so execute that document, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

[1]

Each series listed under the heading “Acquiring Portfolio” on Schedule A is referred to herein as an “Acquiring Portfolio” and the series listed opposite its name under the heading “Target Portfolio” thereon is referred to herein as the corresponding “Target Portfolio.”

BRUSSELS CHICAGO DALLAS FRANKFURT HOUSTON LONDON  LOS ANGELES MILAN

MUNICH NEW YORK PALO ALTO PARIS ROME SAN FRANCISCO WASHINGTON

Seasons Series Trust

SunAmerica Series Trust

April 28, 2025

We have made inquiry as to the underlying facts that we considered to be relevant to the conclusions set forth in this letter. The opinions expressed in this letter are based upon certain factual statements relating to the Acquiring Portfolio and Target Portfolio set forth in the Combined Prospectus/Proxy Statement filed by SST or SAST, as applicable, as part its registration statement on Form N-14 (the “Registration Statement”) and representations made in letters from SST and SAST on behalf of the applicable Acquiring Portfolios and Target Portfolios addressed to us for our use in rendering this opinion (the “Tax Representation Letters”). We have no reason to believe that these representations and facts are not valid, but we have not attempted to verify independently any of these representations and facts, and this opinion is based upon the assumption that each of them is accurate.

The conclusions expressed herein are based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations issued thereunder, published rulings and procedures of the Internal Revenue Service and judicial decisions, all as in effect on the date of this letter.

Based upon the foregoing, we are of the opinion with respect to each Reorganization that for U.S. federal income tax purposes:

1. The transfer to the Acquiring Portfolio of all the Assets solely in exchange for Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of the Assumed Liabilities followed by the distribution by the Target Portfolio of Acquiring Portfolio Shares to the Target Portfolio shareholders in complete liquidation of the Target Portfolio, all pursuant to the Plan, will constitute a “reorganization” within the meaning of section 368(a) of the Code, and the Acquiring Portfolio and the Target Portfolio will each be a “party to a reorganization” within the meaning of section 368(b) of the Code;

2. Under section 1032 of the Code, no gain or loss will be recognized by the Acquiring Portfolio upon the receipt of all of the Assets solely in exchange for Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of the Assumed Liabilities;

3. Under sections 361 and 357(a) of the Code, no gain or loss will be recognized by the Target Portfolio upon the transfer of the Assets to the Acquiring Portfolio solely in exchange for Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of the Assumed Liabilities or upon the distribution of Acquiring Portfolio Shares to the Target Portfolio shareholders in exchange for such shareholders’ shares of the Target Portfolio in liquidation of the Target Portfolio;

4. Under section 354(a)(1) of the Code, no gain or loss will be recognized by the Target Portfolio shareholders upon the exchange of their Target Portfolio shares solely for Acquiring Portfolio Shares in the Reorganization;

5. Under section 358 of the Code, the aggregate basis of Acquiring Portfolio Shares received by each Target Portfolio shareholder pursuant to the Reorganization will be the same as the aggregate basis of the Target Portfolio shares exchanged therefor by such a shareholder;

Seasons Series Trust

SunAmerica Series Trust

April 28, 2025

6. Under section 1223(1) of the Code, the holding period of Acquiring Portfolio Shares to be received by each Target Portfolio shareholder pursuant to the Reorganization will include the holding period of the Target Portfolio shares exchanged therefor, provided that such Target Portfolio shareholder held the Target Portfolio shares as capital assets at the time of the Reorganization;

7. Under section 362(b) of the Code, the basis of each Asset transferred to the Acquiring Portfolio in the Reorganization will be the same in the hands of the Acquiring Portfolio as the basis of such Asset in the hands of the Target Portfolio immediately prior to the transfer; and

8. Under section 1223(2) of the Code, the holding period of each of the Assets in the hands of the Acquiring Portfolio will include the holding period of each such Asset when held by the Target Portfolio (except to the extent that the investment activities of the Acquiring Portfolio reduce or eliminate such holding period).

Notwithstanding the foregoing, this opinion does not address the tax consequences of each Reorganization with respect to any asset as to which unrealized gain or loss is requested to be recognized for federal income tax purposes at the end of a taxable year or on the termination or transfer thereof under a mark-to-market system of accounting.

Our opinion is based upon the accuracy of the certifications, representations and warranties and satisfaction of the covenants and obligations contained in the Plan, the Tax Representation Letters and in the various other documents related thereto. Our opinion may not be relied upon if any of such certifications, representations or warranties are not accurate to any material extent or if any of such covenants or obligations are not satisfied in all material respects. We hereby consent to the filing of this opinion with the applicable Registration Statement and to the reference to us in the Combined Prospectus/Proxy Statement included as part of the Registration Statement.

Sincerely yours,

/s/ Willkie Farr & Gallagher LLP
Willkie Farr & Gallagher LLP

SCHEDULE A

Target Portfolios	Acquiring Portfolios
SA Multi-Managed Income Portfolio, a series of SST	SA Allocation Balanced Portfolio, a newly created series of SST

SA Multi-Managed Growth Portfolio, a series of SST	SA Allocation Growth Portfolio, a newly created series of SST

SA Multi-Managed Moderate Growth Portfolio, a series of SST	SA Allocation Moderate Growth Portfolio, a series of SST

SA Multi-Managed Income/Equity Portfolio, a series of SST	SA Allocation Moderate Portfolio, a newly created series of SST

SA T. Rowe Price Growth Stock Portfolio, a series of SST	SA MFS Blue Chip Growth Portfolio, a newly created series of SAST

SA BlackRock VCP Global Multi Asset Portfolio, a series of SAST	SA VCP Dynamic Allocation Portfolio, a series of SAST

SA PIMCO VCP Tactical Balanced Portfolio, a series of SAST	SA VCP Dynamic Allocation Portfolio, a series of SAST